Exhibit 99.1

Bourbon Brothers Holding Corporation Releases 1st Quarter Letter from the President
COLORADO SPRINGS, CO, January 12, 2015 (GLOBENEWSWIRE) – Bourbon Brothers Holding Corporation (the “Company”) (OTCQB: RIBS) recently distributed their Letter from the President, containing Company updates and growth plans, to their shareholders. Full details of the letter can be found below:

Shareholders,
As many of you know, we are in the very early years of our business maturity, a time in which we are rapidly expanding the business and evolving it in a way in which we will be able to grow with the highest efficiency. During this period of time, I will be writing shareholder letters on a frequent basis to keep everyone abreast on happenings within our company, in an effort to create the highest level of shareholder transparency and communication.
We accomplished a great deal during 2014, but our goals for 2015 have set the bar higher yet. I would like to summarize many of the remarkable accomplishments we achieved during the year, although it is important to note that these figures are still unaudited as of today. Given that this letter is being written as we enter 2015, I will update the yearly financials and long-term goals more so than I will on a monthly basis.
During 2014 Bourbon Brothers Holding Corporation (BBHC) realized revenue of $5,145,000 compared to 2013 revenue of $2,099,000, marking an increase of 145%. Of course this enormous increase in revenue is a direct result of having opened Bourbon Brothers Southern Kitchen (BBSK) on January 27, 2014. During the roughly 11 months BBSK was open it was able to generate sales of $262,500 on a monthly basis, which is a little over $60,500 per week. Additionally, Southern Hospitality Denver (SHD) further contributed to the growth in sales by generating slightly more than $150,000 in additional sales during 2014 compared to the year prior.
Looking to 2015, management is set on continuing this growth rate. During this year, we plan to open four new restaurants comprised of one new full service unit of Southern Hospitality as well as three new units of our prototype fast casual, Southern Hospitality-branded restaurants.
BBHC recently closed on a $1,250,000 loan as well as a $200,000 line of credit. Furthermore, the company will continue to seek additional capital throughout the year as it develops new locations.
The new full service Southern Hospitality will be located at 7431 Park Meadows Drive in Lone Tree, Colorado (SHLT). We are ramping up that store as we speak, and will be shooting for a grand opening on April 15, 2015. Our pro forma for that specific unit suggests sales on an annualized basis of $2,750,000 with actual sales during the eight and a half months of operation in 2015 of $1,950,000. With below market rent, very attractive incomes and populations, as well as exposure to C-470 Westbound, we are confident that we will hit our sales milestones, which will allow us to earn between 7% and 9% in net income at the store level.
Our management couldn’t be more excited about our current units and the new full service Southern Hospitality in Lone Tree, but we are equally as excited about our new fast casual, Southern Hospitality-branded concept. BBHC will be retaining Semple Brown Architecture, the design and architecture firm behind both of Chipotle’s new fast casual concept’s, Pizzeria Locale and ShopHouse, to design each unit. This concept is designed to function similarly to a Chipotle, in that a customer will create a customized barbeque sandwich, salad, plate, or bowl as they move through an assembly line choosing from our freshly carved meats that will be smoked in-house. Each unit will be branded Southern Hospitality, with no variation from our branding for our full service restaurants. Southern Hospitality was a brand that was co-created by Eyton Sugarman, Justin Timberlake, Trace Ayala, and Ryan Tedder, who are some of the most well-known celebrities in the world. We do not want to cheapen the brand by calling it an “Express” or anything of the sort, because the quality of the food and experience at a Southern Hospitality fast casual location will be equal to that of a full service location, however, it serves a different purpose – one of expediency, convenience, and cost-savings. An example of the successful implementation of a fast casual satellite, complimenting full service restaurants would be what Chipotle has done with Pizzeria Locale. Pizzeria Local, when Chipotle became involved as a partner, was and still is a full service restaurant concept in Boulder, Colorado. Chipotle designed a fast casual version of Pizzeria Locale on Broadway in Denver and recently a second location in Lo-Hi, Denver with the same branding as the full service location and they have done exceptionally well.

Fast casual has dominated growth in the restaurant sector as it has been the fastest growing segment in the industry for each of the past five years, during which time it has outpaced casual dining five to one. There are many economic benefits in fast casual, to include smoother revenues and higher margins driven by a reduction in labor cost, occupancy expense, and repairs and maintenance. Furthermore, fast casual restaurants feature greatly reduced menu offerings, which in turn reduces operational complexity allowing for a more consistent product in a shorter period of time. Finally, fast casual units can be opened more rapidly and more inexpensively than full service restaurants. There is a greater supply of real estate, as the prototype units are predicated on 2,200 square feet in an end-cap of an inline building. Management is expecting an average unit to produce $1,500,000 in sales, earning 15% -18% in store level net income. A typical unit will cost the company roughly $600,000 before taking into consideration tenant improvement allowance provided by the landlord, which should reduce the $600,000 amount by roughly $100,000. For instance, if a typical unit generates sales of $1,500,000 earning 15% and it cost $600,000 to open, the company will have generated a cash on cash return during the first year of 37.5%. Management, however, believes the true numbers will exceed these conservative projections. For example, Chipotle generates roughly $2,200,000 in revenue per unit and in the third quarter of 2014 earned 28% at the store level. This speaks to the scale on a typical unit generating $2,000,000 or more and also represents purchasing power and other factors that could benefit us in the future as we grow.
Management is currently aiming to open a minimum of three new fast casual locations during 2015, and has recently submitted and LOI on, what is in my opinion, one of the best potential properties in Denver. We are actively trying to secure locations in centers that are anchored by high volume fast casual restaurants with convenient access to high traffic intersections. Leaving 2015 management is estimating BBHC will be generating $12,650,000 in revenue on a run rate basis, which assumes $3,200,000 at BBSK, $2,100,000 at SHD, $2,750,000 at SHLT, and three fast casual units averaging $1,500,000.
As a result of our expanded relationship with the creators of Southern Hospitality and our intention to primarily pursue Southern Hospitality-branded restaurants for future development, we will be proposing a name change to shareholders to change our corporate name to Southern Concepts Restaurant Group, Inc., which management feels greater encompasses our holdings of brands to include the full service Southern Hospitality, fast casual Southern Hospitality and Bourbon Brothers Southern Kitchen. Additionally, Jane Norton has accepted a nomination to serve on our Board of Directors, to be voted on at our upcoming shareholders meeting, which is tentatively scheduled for March 9, 2015. Most notably Jane served as the 46th Lieutenant Governor of the State of Colorado under Governor Bill Owens.
Finally, as we grow our public company we will be making a great effort to most effectively communicate our plans as a management team to the market, and gain awareness around our stock and the underlying business. To accomplish this, we have hired Rita Karpel to head up Corporate Finance. Rita is an industry veteran who has more than 30 years of experience raising capital and working in an investor relation’s role actively speaking to the market. Secondly, BBHC plans to retain SSPR for public relations. SSPR is a public relations firm headquartered in Chicago with an office in Colorado Springs. SSPR has been able to successfully place clients in the New York Times, TIME Magazine, CNBC, Fox Business, Bloomberg Businessweek, Forbes, and many, many other highly circulated publications and media outlets. Our plan to leverage Rita and SSPR during 2015 will allow us to increase awareness among the investor community, real estate community and customers alike. In our view, having effective investor relations and public relations are critical components to successfully meeting the goals we have for corporate awareness. Our corporate awareness will be very important as we begin the process of up-listing our stock to a larger, more prestigious exchange. During 2015, BBHC will aim to up-list to the OTCQX, which is the most respected over-the-counter exchange, with many international companies choosing the OTCQX as the exchange where they list their stock in the US, such as Heineken. At this time, management is confident that with a successful implementation of its strategic plan, BBHC will be able to up-list to an even larger exchange, such as the NYSE MKT during 2016.
In summary, we are excited by the progress we made during 2014, but are anticipating even greater results during 2015. As I mentioned previously, I will be writing to shareholders along the way as we take this journey together. We are extremely excited about the potential this year holds, and together we look forward to realizing the potential that is in front of us.
Letter written by Mitchell Roth, President of Bourbon Brothers Holding Corporation.

More information on the Company is available at www.BourbonBrothers.com.

Forward-Looking Statements
The information in this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the company’s business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. Actual events or results may differ materially. The company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
CONTACT:
IR Contact: Rita Karpel
Email: rita@bourbonbrothers.com
Phone: (832) 459-7335

PR Contact: Brandy Fugate
Email: brandy@bourbonbrothers.com
 Phone: (719) 265-5821